                                                                   EXHIBIT 10.46

                   AMENDED AND RESTATED SEVERANCE AGREEMENT
                   ----------------------------------------

          THIS AMENDED AND RESTATED SEVERANCE AGREEMENT ("Amended and Restated Severance Agreement"), made and entered into as of this 6th day of March, 1998 by and between FEDERAL REALTY INVESTMENT TRUST, an unincorporated business trust organized under the laws of the District of Columbia ("Employer"), and Ron D. Kaplan ("Employee").

          WHEREAS, Employee and Employer entered into a Severance Agreement ("Severance Agreement") dated as of December 31, 1994; and

          WHEREAS, Employee and Employer wish to amend and restate that Severance Agreement as set forth herein;

          NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree to amend and restate the Severance Agreement as follows:

          1.  Termination of Severance Agreement.  As of the date first written
              ----------------------------------
above, the Severance Agreement shall be null and void and of no further force or effect.

          2.  Effective Date of Amended and Restated Severance Agreement.  This
              ----------------------------------------------------------
Amended and Restated Severance Agreement shall be effective as of the date first written above and shall continue and remain in full force and effect until terminated by the parties in writing.

          3.  Termination Without Cause.  In the event that Employee's
              -------------------------
employment with Employer is terminated under any of the circumstances in Sections 3(a) or 3(b), Employee will be deemed to have been Terminated Without Cause and shall receive payments and benefits as described in this Section 3; provided, however, in the event Employee's employment with Employer is terminated pursuant to Section 3(b)(iii), Employee shall receive such payments and benefits as are set forth in the Executive Agreement between Employee and Employer in effect from time to time ("Executive Agreement") in lieu of the payments and benefits under this Section 3:

              (a) by Employer other than with Cause (as "Cause" is defined in Section 5, hereof);

              (b) by Employee within six (6) months following the occurrence of one or more of the following events:

                   (i) the nature of Employee's duties or the scope of Employee's responsibilities as of the date first written above are materially modified by Employer without Employee's written consent where such material modification constitutes a demotion of Employee or a substantial reduction in Employee's responsibilities; provided, however, that a change in the person(s) to whom Employee reports shall not by itself constitute a material modification of Employee's responsibilities;

                   (ii) Employer changes the location of its principal office to outside a fifty (50) mile radius of Washington, D.C.;

                   (iii) the occurrence of a Change in Control as defined in
                         Section 1 of Employee's Executive Agreement;

                   (iv) Employer's setting of Employee's base salary for any year at an amount which is less than ninety percent (90%) of the greater of (x) Employee's base salary for the 1998 calendar year, or (y) Employee's highest base salary during the three (3) then most recent calendar years (including the year of termination), regardless of whether such salary reduction occurs in one year or over the course of years;

                   (v) this Amended and Restated Agreement is not expressly assumed by any successor (directly or indirectly, and whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer, in a situation other than a Change in Control.

              (c)  Decision by Employer to Terminate Without Cause.  Employer's
                   -----------------------------------------------
                   decision to terminate Employee's employment Without Cause shall be made by the Board of Trustees.

              (d)  Severance Payment Upon Termination Without Cause.  In the
                   ------------------------------------------------
                   event of Termination Without Cause, Employee will receive as severance pay an amount in cash equal to one (1) year's salary plus one (1) month's pay for each year of service to Employer in excess of five (5) years, with a maximum of eighteen (18) months' salary payable. The number of months for which such a payment is due shall determine the length of the severance term ("Severance Term"). For the purpose of calculating amounts payable pursuant to this Section 3(d), "salary" shall be an amount equal to (i) the greater of

                   (x) Employee's highest annual base salary paid during the previous three (3) years or (y) Employee's annual base salary in the year of termination, plus (ii) the greatest annual aggregate amount of any cash or stock bonus paid to Employee in respect of any of the three (3) fiscal years immediately preceding such termination (it being understood and agreed that such amount shall not include compensation paid pursuant to performance share awards), plus (iii) the greatest annual aggregate amount of compensation paid pursuant to restricted share "service" awards during the previous three (3) years. The maximum aggregate annual bonus (it being understood and agreed that a bonus shall not include compensation paid pursuant to performance share awards) which can be awarded to Employee is 100% of his then current annual base salary. Payment also will be made for vacation time that has accrued, but is unused as of the date of termination. No payments will be made for any partial year of service.

              (e)  Benefits.  In the event of Termination Without Cause,
                   --------
                   Employee shall receive "Full Benefits" for nine (9) months. Employer shall have satisfied its obligation to provide Full Benefits to Employee if it (i) pays premiums due in connection with COBRA continuation coverage to continue Employee's medical and dental insurance coverage at not less than the levels of coverage immediately prior to termination of Employee's employment; (ii) maintains, at Employer's expense, at not less than his highest levels of coverage during the last twelve (12) months prior to the Termination Without Cause, accidental death and dismemberment policies for the benefit of Employee and pay the annual premiums associated therewith; (iii) maintains, at Employer's expense, the split dollar individual life insurance policy (or policies) for the benefit of Employee in accordance with the agreement with respect to such policy (or policies) to be entered into by Employee and Employer (the "Split Dollar Life Insurance Agreement"); (iv) maintains, at Employer's expense, any other individual life insurance policy (or policies) in effect on the Termination Date for one (1) year following the Termination Without Cause; (v) to the extent that Employer maintains a long-term disability policy (or policies) that provided coverage to Employee in excess of the coverage provided under Employer's group long-term disability policy, maintains at not less than his highest levels of coverage during the last twelve (12) months prior to the Termination Without Cause an individual long-term disability policy for the benefit of Employee and pays the annual premiums associated therewith; and (vi) converts its group long-term disability policy to an individual policy for the benefit of Employee and pays the annual premiums associated with Employee's continued participation thereunder for a period of one (1) year following Termination Without Cause. Notwithstanding the foregoing, Employee shall be required to pay the premiums and any other costs of such Full Benefits in the same dollar amount that he was required to pay for such costs immediately prior to Termination Without Cause.

              (f)  Loan Forgiveness.  Notwithstanding any agreement to the
                   ----------------
                   contrary other than the Executive Agreement and its application to the Termination Without Cause described in
                   Section 3(b)(iii), in the event of any other Termination Without Cause, Employee will continue to receive forgiveness as otherwise scheduled to occur during the Severance Term of his loan(s) issued pursuant to Employer's Share Purchase Plan dated January 31, 1991, as modified from time to time thereafter, ("Share Purchase Loan(s)") at a rate of forgiveness equal to one-sixteenth (1/16th) of the principal amount of each loan for every twelve (12) month period. The Share Purchase Loan(s) shall become due and payable twelve
                   (12) months after the expiration of the Severance Term.

              (g)  Stock Options.  Notwithstanding any agreement to the contrary
                   -------------
                   other than the Executive Agreement and its application to the Termination Without Cause described in Section 3(b)(iii), in the event of any other Termination Without Cause, the vesting of options to purchase shares of Employer's common stock ("Shares") granted to Employee and outstanding as of the date of Employee's termination and scheduled to vest during the Severance Term shall be accelerated such that all such options will be vested as of the date of Employee's termination of employment with Employer; provided, however, that if the terms of any option agreement between the Trust and Employee provides for more favorable treatment in the event of Termination without Cause than that provided above of the vesting of options to purchase Shares granted to Employee and outstanding as of the date of Employee's termination, the terms of such option agreement shall determine the vesting of the options granted thereunder in the event of Termination without Cause. The terms of the Trust's stock option plans, as amended shall determine the period during which any vested options may be exercisable; provided, however, that if the terms of any option agreement between the Trust and Employee provides for more favorable treatment in the event of Termination without Cause than that provided in the Trust's stock option plans with respect to the exercisability of vested options, the terms of such option agreement shall determine the period for which any vested options granted thereunder may be exercisable.

              (h)  Outplacement Services.  In the event of Termination Without
                   ---------------------
                   Cause, Employer shall make available at Employer's expense to Employee at Employee's option the services of an employment search/outplacement agency selected by Employer for a period not to exceed six (6) months during the Severance Term.

              (i)  Provision of Telephone/Secretary.  In the event of
                   --------------------------------
                   Termination Without Cause, Employer shall provide Employee for a period not to exceed six (6) months from Employee's date of termination with a telephone number assigned to Employee at Employer's offices, telephone mail and a secretary to answer the telephone. Such benefits shall not include an office or physical access to Employer's offices and will cease upon commencement by Employee of employment with another employer.

          4.  Severance Benefits Upon Voluntary Resignation.  In the event that
              ---------------------------------------------
Employee resigns from employment in all capacities with Employer upon (i) sixty
(60) days' written notice to Employer if Employee is not an executive officer of Employer or (ii) ninety (90) days' written notice if Employee is an executive officer of Employer, Employee shall be entitled to receive as severance pay an amount in cash equal to one (1) month's salary for every year of service to the Trust in excess of five (5) years of service; such resignation payment shall not exceed six (6) months' pay. The number of months for which such a payment is due shall determine the length of the resignation term ("Resignation Term").
For the purposes of this Section 4 only, "salary" shall mean Employee's then current annual base salary and shall not include any bonus or other compensation. Payment also shall be made for accrued, but unused vacation time.

          (a)  Benefits. Subject to Section 4(d) below, Employee shall receive
               --------
               Full Benefits (as defined above) for the Resignation Term (subject to the provisions of the Split Dollar Life Insurance Agreement).

          (b)  Loan Forgiveness.  In the event that Employee resigns, the terms
               ----------------
               of the Share Purchase Plan shall determine Employee's rights and responsibilities with respect to Employee's Share Purchase Loan(s).

          (c)  Stock Options.  In the event that Employee resigns, the terms of
               -------------
               the stock option agreements between Employer and Employee shall determine the vesting of any options held by Employee as of the date of resignation and the exercise period for any vested option.

          (d)  Cessation of Benefits.  In the event that, following Employee's
               ---------------------
               voluntary resignation, Employee becomes employed by or affiliated with, as a partner, consultant, contractor or otherwise, any entity which is substantially engaged in the business of property investment or management ("Competitor"), all payments specified in this Section 4 shall cease upon the date Employee commences such employment or affiliation; provided, however, Employee shall continue to receive medical and dental care benefits from Employer until (i) Employee is eligible to receive medical and dental care benefits from the Competitor, or (ii) the date of expiration of Employee's Resignation Term, whichever comes first ("Cessation Date").

          5.  Severance Benefits Upon Termination With Cause.  Employee shall be
              ----------------------------------------------
deemed to have been terminated with Cause in the event that the employment of Employee is terminated for any of the following reasons:

          (a) willful and continual failure to use reasonable best efforts (other than failure due to disability or Employee's termination of his employment with Employer under Section 3(b) hereof) to substantially perform his duties with Employer after demand for substantial performance is delivered by Employer in writing specifically identifying the manner in which Employer believes Employee has not used reasonable best efforts to substantially perform his duties and after expiration of a reasonable time for Employee to pursue diligently a cure to such demand;

          (b) willful misconduct which is demonstrably and materially injurious to Employer or an affiliate thereof, monetarily or otherwise; or

          (c) conviction of, or plea of guilty or nolo contendere to, a felony provided, however, that no termination of Employee under clause
               (a) or (b) shall occur until (x) there shall have been delivered to Employee a copy of the written resolution adopted by two third's of the Board in good faith at a duly called meeting thereof setting forth that Employee was guilty of the conduct set forth in any such clause and specifying the particulars thereof in detail and (y) Employee shall have been provided an opportunity to be heard by the Board at such meeting with 45 days' advance written notice thereof, and; provided, further, that no act or failure to act shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interests of Employer and no failure to perform by Employee after a notice of termination hereunder is given by Employer shall constitute "Cause" for purposes of this definition. Employee shall be entitled to the assistance of his counsel (at the expense of Employer) in contesting or otherwise disputing any allegation or finding of such conduct in any Board meeting or any subsequent judicial or other proceeding instigated by Employee, Employer, or any third party. Under no circumstances shall Employee be obligated to pay or reimburse the Trust for any attorneys' fees, costs or expenses incurred by Employer.

          (d)  Decision by Employer to Terminate With Cause.  The decision to
               --------------------------------------------
               terminate the employment of Employee with Cause shall be made by the Board of Trustees.

          (e)  Severance Payment Upon Termination with Cause.  In the event of
               ---------------------------------------------
               termination with Cause, the terms of the stock option agreements between Employer and Employee will determine the terms of the vesting of options and the exercisability of vested options.

                    (i)  For Cause Termination.  In the event that Employee's
                         ---------------------
                         employment is terminated with Cause, Employee shall receive all base salary due and payable as of the date of Employee's termination of employment. No payment shall be made for bonus or other compensation. Payment also will be made for accrued, but unused vacation time.

          (g)  Loan Forgiveness.  In the event that Employee's employment is
               ----------------
               terminated with Cause, the terms of the Share Purchase Plan shall determine Employee's rights and responsibilities with respect to Employee's Share Purchase Loan(s).

          6.  Severance Benefits Upon Termination Upon Disability. Employer may
              ---------------------------------------------------
terminate Employee upon thirty (30) days' prior written notice if (i) Employee's Disability has disabled Employee from rendering service to Employer for at least a six (6) month consecutive period during the term of his employment, (ii) Employee's "Disability" is within the meaning of such defined term in Employer's group long-term disability policy, and (iii) Employee is covered under such policy. In the event of Employee's Termination Upon Disability, Employee shall be entitled to receive as severance pay each month for the year immediately following the date of termination an amount in cash equal to the difference, if any, between (i) the sum of (y) the amount of payments Employee receives or will receive during that month pursuant to the disability insurance policies maintained by Employer for Employee's benefit and (z) the adjustment described in the next sentence and (ii) Employee's base monthly salary on the date of termination due to Disability. The adjustment referred to in clause (z) of the preceding sentence is the amount by which any tax-exempt payments referred to in clause (y) would need to be increased if such payments were subject to tax in order to make the after-tax proceeds of such payments equal to the actual amount of such tax-exempt payments.

          (a)  Benefits.  Employee shall receive Full Benefits (as defined
               --------
               above) for one (1) year following termination due to Disability (subject to the provisions of the Split Dollar Life Insurance Agreement).

          (b)  Loan Forgiveness.  In the event that Employee's employment is
               ----------------
               terminated due to Disability, the terms of the Share Purchase Plan shall determine Employee's rights and responsibilities with respect to Employee's Share Purchase Loan(s).

          (c)  Stock Options.  In the event that that Employee's employment is
               -------------
               terminated due to Disability, the terms of the stock option agreements between Employer and Employee shall determine the vesting of any options held by Employee as of the date of termination due to Disability and the exercise period for any vested option.

          7.  Severance Benefits Upon Termination Upon Death.  If Employee dies,
              ----------------------------------------------
Employee's estate shall be entitled to receive an amount in cash equal to his then-current base salary through the last day of the month in which Employee's death occurs plus any bonus previously awarded but unpaid and any accrued vacation pay through the last day of the month in which Employee's death occurs.

          (a)  Loan Forgiveness.  If Employee dies, the terms of the Share
               ----------------
               Purchase Plan shall determine the rights and responsibilities of Employee's estate with respect to Employee's Share Purchase Loan(s).

          (b)  Stock Options.  If Employee dies, the terms of the stock option
               -------------
               agreements between Employer and Employee shall determine the vesting of any options held by Employee as of the date of his death and the exercise period for any vested option.

          8.  Confidentiality - Employer's Obligations.  Unless Employee and
              ----------------------------------------
Employer mutually agree on appropriate language for such purposes, in the event that Employee's employment is Terminated Without Cause or With Cause pursuant to
Section 5(a) above, or Employee voluntarily resigns, Employer, except to the extent required by law, will not make or publish, without the express prior written consent of Employee, any written or oral statement concerning Employee's work related performance or the reasons or basis for the severing of Employee's employment relationship with Employer; provided, however, that the foregoing restriction is not applicable to information which was or became generally available to the public other than as a result of a disclosure by Employer.

          9.  Confidentiality - Employee's Obligations.  Employee acknowledges
              ----------------------------------------
and reaffirms that Employee will comply with the terms of the confidentiality letter executed by Employee upon commencement of Employee's employment with Employer.

          10. Payments.  In the event of Employee's voluntary resignation,
              --------
severance payments made pursuant to this Amended and Restated Severance Agreement shall be made pro rata on a monthly basis. All other severance payments payable to Employee pursuant to the terms of this Amended and Restated Severance Agreement may be made either as a lump sum payment or pro rata on a monthly basis, at Employee's option.

          11. Tax Withholding.  Employer may withhold from any benefits payable
              ---------------
under this Amended and Restated Severance Agreement, and pay over to the appropriate authority, all federal, state, county, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          12. Arbitration.
              -----------

              (a) Any controversy, claim or dispute arising out of or relating to this Amended and Restated Severance Agreement or the breach thereof, other than any controversy, claim or dispute arising out of or relating to Section 5 of this Amended and Restated Agreement, shall be settled by arbitration in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties irrevocably consent to the jurisdiction of the federal and state courts located in Maryland for this purpose. Each such arbitration proceeding shall be located in Maryland.

              (b) The arbitrator(s) may, in the course of the proceedings, order any provisional remedy or conservatory measure (including, without limitation, attachment, preliminary injunction or the deposit of specified security) that the arbitrator(s) consider to be necessary, just and equitable. The failure of a party to comply with such an interim order may, after due notice and opportunity to cure with such noncompliance, be treated by the arbitrator(s) as a default, and some or all of the claims or defenses of the defaulting party may be stricken and partial or final award entered against such party, or the arbitrator(s) may impose such lesser sanctions as the arbitrator(s) may deem appropriate. A request for interim or provisional relief by a party to a court shall not be deemed incompatible with the agreement to arbitrate or a waiver of that agreement.

              (c) The parties acknowledge that any remedy at law for breach of this Amended and Restated Severance Agreement may be inadequate, and that, in the event of a breach by Employee of
                   Section 9, any remedy at law would be inadequate in that such breach would cause irreparable competitive harm to Employer. Consequently, in addition to any other relief that may be available, the arbitrator(s) also may order permanent injunctive relief, including, without limitation, specific performance, without the necessity of the prevailing party proving actual damages and without regard to the adequacy of any remedy at law.

              (d) In the event that Employee is the prevailing party in such arbitration, then Employee shall be entitled to reimbursement by Employer for all reasonable legal and other professional fees and expenses incurred by him in such arbitration or in enforcing the award, including reasonable attorney's fees.

              (e) The parties agree that the results of any such arbitration proceeding shall be conclusive and binding upon them.

          13. No Assignment.  Neither this Amended and Restated Severance
              -------------
Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either Employer or Employee without the prior written consent of the other party.

          14. Mitigation.  Employee shall not be required to mitigate the
              ----------
amount of any payment, benefit or other Trust obligation provided for in this Amended and Restated Severance Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Employee in any subsequent employment.

          15. Continued Employment.  This Amended and Restated Severance
              --------------------
Agreement shall not confer upon the Employee any right with respect to continuance of employment by Employer.

          16. Amendment.  This Amended and Restated Severance Agreement may be
              ---------
terminated, amended, modified or supplemented only by a written instrument executed by Employee and Employer.

          17. Waiver.  Either party hereto may by written notice to the other:
              ------
(i) extend the time for performance of any of the obligations or other actions of the other party under this Amended and Restated Severance Agreement; (ii) waive compliance with any of the conditions or covenants of the other party contained in this Amended and Restated

Severance Agreement; (iii) waive or modify performance of any of the obligations of the other party under this Amended and Restated Severance Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Amended and Restated Severance Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Amended and Restated Severance Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach. No failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights to exercise the same any subsequent time or times hereunder.

          18. Severability.  In case any one or more of the provisions of this
              ------------
Amended and Restated Severance Agreement shall, for any reason, be held or found by determination of the arbitrator(s) pursuant to an arbitration held in accordance with Section 12 above to be invalid, illegal or unenforceable in any respect (i) such invalidity, illegality or unenforceability shall not affect any other provisions of this Amended and Restated Severance Agreement, (ii) this Amended and Restated Severance Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Failure to insist upon strict compliance with any provision of this Amended and Restated Severance Agreement shall not be deemed a waiver of such provision or of any other provision of this Amended and Restated Severance Agreement.

          19. Governing Law.  This Amended and Restated Severance Agreement has
              -------------
been executed and delivered in the State of Maryland and its validity, interpretation, performance and enforcement shall be governed by the laws of said State; provided, however, that any arbitration under Section 12 hereof shall be conducted in accordance with the Federal Arbitration Act as then in force.

          20. No Attachment.  Except as required by law, no right to receive
              -------------
payments under this Amended and Restated Severance Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or the execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

          21. Source of Payments.  All payments provided under this Amended and
              ------------------
Restated Severance Agreement shall be paid in cash from the general funds of Employer, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment.

          22. Exculpatory Clause.  Neither the Trust's shareholders nor the
              ------------------
Trustees, officers, employees or agents of the Trust shall be liable under this Amended and Restated Severance Agreement, and the Employee shall look solely to the Trust's estate for the payment of any claim under or for performance of this Amended and Restated Severance Agreement. The Trust is organized pursuant to a Third Amended and Restated Declaration of Trust dated as of May 24, 1984.

          23. Headings.  The section and other headings contained in this
              --------
Amended and Restated Severance Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Amended and Restated Severance Agreement.

          24. Notices.  Any notice required or permitted to be given under this
              -------
Amended and Restated Severance Agreement shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the U.S. mail, registered or certified, postage prepaid, and mailed to Employee's addresses set forth herein and the business address of Employer, unless a party changes its address for receiving notices by giving notice in accordance with this Section, in which case, to the address specified in such notice.

          25. Counterparts.  This Amended and Restated Severance Agreement may
              ------------
be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

          IN WITNESS WHEREOF, the parties have executed and delivered this Amended and Restated Severance Agreement to be effective as of the day and year indicated above.

                               /s/ Ron D. Kaplan
                               -------------------------------------------
                               Employee's Signature

                               Employee's Permanent Address:

                                7909 Greentree Road
                                Bethesda, MD 20817


                               FEDERAL REALTY INVESTMENT TRUST

                                By: /s/ Kristin Gamble
                                --------------------------------------------
                                Name:  Kristin Gamble
                                Title:  Chair, Compensation Committee

                                Address: 1626 East Jefferson Street
                                         Rockville, MD 20852